EXHIBIT 10.9

         VOTING AGREEMENT, dated as of April 6, 2004 (the
         "Agreement"), among KERR-MCGEE CORPORATION, a Delaware
         corporation ("Parent"), and each of the stockholders listed on Schedule I to this Agreement (each, a "Stockholder" and, collectively, the "Stockholders").
         --------------------------------------------------------------

                                  INTRODUCTION

         Parent, Kerr-McGee (Nevada) LLC, a Nevada limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), and Westport Resources Corporation, a Nevada corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Merger Sub, and Merger Sub will be the surviving entity (the "Merger").

         As of the date hereof, each Stockholder is the record and beneficial owner of, or in the case of a Stockholder that is a trust (the "Trust Stockholder"), such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants, 6 1/2% convertible preferred stock, par value $.01 per share, of the Company or any other convertible or exchangeable securities or similar instruments), being collectively referred to herein as such Stockholder's "Subject Shares").

         As a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein.

         In consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

         Section 1. Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

         Section 2. Voting of Shares.

         (a) Voting. For so long as this Agreement is in effect, each Stockholder hereby agrees to vote (or cause to be voted) all of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

               (i) in favor of the Merger and the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby, and any actions required in furtherance thereof;

               (ii) against any action or agreement that such Stockholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

               (iii) against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise interfere with the Merger and the other transactions contemplated by the Merger Agreement.

         (b) Grant of Irrevocable Proxy. Such Stockholder hereby irrevocably grants to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted, such Stockholder's Subject Shares, or grant a consent or approval in respect of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Subject to this Section 2(b), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355(5) of the Nevada Revised Statutes.

         Section 3. Fiduciary Responsibilities. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company's or the Company's Board of Directors' rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

         Section 4. Representations and Warranties of Stockholder. Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

         (a) Binding Agreement. Such Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has


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duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (b) No Conflict. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) if such Stockholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to such Stockholder or such Stockholder's Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of such Stockholder's Subject Shares, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to such Stockholder or such Stockholder's Subject Shares. If such Stockholder is a married individual and such Stockholder's Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (c) Ownership of Shares. Such Stockholder is the record and beneficial owner of, or in the case of the Trust Stockholder, such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the Shares set forth opposite such Stockholder's name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except as provided by that certain Termination and Voting Agreement, dated as of October 1, 2003, by and among the Company, Medicor Foundation, Westport Energy LLC, ERI


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


Investments, Inc. and certain stockholders named therein (the "Termination and Voting Agreement"). There are no outstanding options or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any shares of Company Common Stock, and none of such Stockholder's Subject Shares are subject to vesting. Except as provided in the Termination and Voting Agreement and in Section 2 hereof, such Stockholder holds exclusive power to vote the Shares set forth opposite such Stockholder's name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite such Stockholder's name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by such Stockholder, except shares of Company Common Stock which may be acquired by such Stockholder upon exercise of options, if any, or conversion of the Convertible Preferred Stock, if any, held by such Stockholder as set forth in such Schedule.

         (d) Broker Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

         Section 5. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders as follows:

         (a) Binding Agreement. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby (except as described in Section 4.2 of the Merger Agreement). Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (b) No Conflict. Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the HSR Act or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) result in a violation of, or default under, or conflict with any provision of its Certificate of Incorporation or Bylaws, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, except, in the case of clause
(iii), as would not reasonably be expected to prevent,


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


materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not prevent, materially delay or otherwise materially impair such Parent's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent.

         Section 6. Transfer and Other Restrictions. For so long as this Agreement is in effect:

         (a) Certain Prohibited Transfers. Each Stockholder agrees not to:

               (i) sell, transfer, pledge, encumber, assign or otherwise dispose (collectively, the "Transfer") of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Stockholder's Subject Shares or any interest contained therein (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger), except that any such Stockholder may Transfer any of the Subject Shares to any other holder of Company Common Stock who is on the date hereof a party to this Agreement or other voting agreement with Parent on terms substantially identical to the terms of this Agreement, or to any other person or entity that, prior to or coincident with such Transfer, executes a voting agreement with Parent on terms substantially identical to the terms of this Agreement;

               (ii) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Stockholder's Subject Shares, other than this Agreement;

               (iii) enter into, or deposit such Stockholder's Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Stockholder's Subject Shares; nor

               (iv) commit or agree to take any of the foregoing actions;

provided, however, that the restrictions in this Section 6 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of options to acquire Shares so long as the Shares issuable upon exercise thereof become such Stockholder's Subject Shares hereunder.

         (b) Efforts. For so long as this Agreement is in effect, each Stockholder agrees not to take any action which would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to
Section 3 hereof, for so long as this Agreement is in effect, each Stockholder shall use such Stockholder's reasonable efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.


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         (c) Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder's Subject Shares or (ii) any Stockholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Stockholder's Subject Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of Company Common Stock acquired by such Stockholder, if any, after the date hereof.

         Section 7. [RESERVED].

         Section 8. No Solicitation. For so long as this Agreement is in effect, no Stockholder shall, nor shall such Stockholder permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another Person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided that any action which is permitted by the Merger Agreement to be taken by a stockholder in his or her capacity as a director or officer or which is permitted by Section 3 hereof shall not be prohibited by the foregoing.

         Section 9. Affiliate Agreement. If, at the time the Merger Agreement is submitted for adoption to the stockholders of the Company, any Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, such Stockholder shall deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B to the Merger Agreement.

         Section 10. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that the non-breaching party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in New York, New York, Borough of Manhattan, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan.


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         Section 11. Termination. This Agreement shall terminate and cease to have any force or effect on the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties hereto to terminate this Agreement, (iii) the consummation of the Merger, (iv) the amendment of the Merger Agreement to decrease the Exchange Ratio or otherwise alter the Merger Consideration in a manner adverse to the Stockholders unless such amendment has been consented to by the Stockholders in writing prior to or simultaneously with such amendment, and (v) if the Merger has not been consummated by October 31, 2004, notice at any time thereafter from any party hereto to the other parties of such party's election to terminate this Agreement (provided, however, that the right to terminate this Agreement pursuant to this clause (v) shall not be available to any party that is in breach in any material respect of its obligations hereunder); provided, however, that (1) Sections 10, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive any termination of this Agreement and (2) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

         Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 9 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule I hereto.

         Section 13. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder's Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors.

         Section 14. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         Section 15. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided that, with respect to the obligations of any individual Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and Parent notwithstanding the failure to obtain the approval of other Stockholders.

         Section 16. Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except as expressly provided by Section 6(a). This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's heirs, beneficiaries, executors, successors, representatives and permitted assigns.


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         Section 17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW), OTHER THAN TO THE EXTENT NEVADA LAW GOVERNS THE MERGER ITSELF.

         Section 19. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

         Section 20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.


                                 KERR-MCGEE CORPORATION


                                 By:____________________________________
                                 Name:  Gregory F. Pilcher
                                 Title: Senior VP, General Counsel and
                                        Corporate Secretary


                                 MEDICOR FOUNDATION:


                                 By:____________________________________
                                 Name:  Anton M. Lotzer
                                 Title: CEO


                                 By:____________________________________
                                 Name:  Albin J. Johann
                                 Title: Secretary



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


                                  SCHEDULE I TO
                                VOTING AGREEMENT


      ----------------------------------- ------------------------------ -------------------- -----------------------
                                                                         NUMBER OF OPTIONS    NUMBER OF SHARES OF
                                          NUMBER OF SHARES OF COMPANY    TO ACQUIRE COMPANY   CONVERTIBLE PREFERRED
      NAME AND ADDRESS OF STOCKHOLDER     COMMON STOCK                   COMMON STOCK         STOCK
      ----------------------------------- ------------------------------ -------------------- -----------------------
Medicor Foundation                        9,700,000                       0                     0



                  If to Medicor:

                           Medicor Foundation
                           Landstrasse 11
                           Postfach 130
                           9495 Triesen
                           Liechtenstein
                           Attention:  Anton M. Lotzer
                           Fax Number:  (423) 233-3934
                           Phone Number:  (423) 239-6050

                  With a copy to:

                           Richard M. Petkun
                           Greenberg Traurig, LLP
                           1200 17th Street, Suite 2400
                           Denver, CO  80202
                           Telephone:  (303) 572-6500
                           Telecopy:  (303) 572-6540

                  And to:

                           Michael Russell
                           Dr. Richard J. Haas Partners
                           Dukes Court
                           32 Duke Street, St. James's
                           London, SW1Y 6DF
                           Fax Number:  020.7.321.5242
                           Phone Number:  020.7.321.5200


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